As filed with the Securities and Exchange Commission on November 4, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THOMAS & BETTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Tennessee		22-1326940
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
8155 T&B Boulevard Memphis, Tennessee 38125 (901) 252-8000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

W. David Smith, Jr., Esq. Assistant General Counsel and Assistant Secretary Thomas & Betts Corporation 8155 T&B Boulevard Memphis, Tennessee 38125 (901) 252-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Sarah Beshar, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock
Preferred Stock	(1)	(1)	(1)	(1)
Debt Securities
(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.  The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

Thomas & Betts Corporation

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES

We may offer from time to time common stock, preferred stock or debt securities.  Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks.  See “Risk Factors” beginning on page 10 of our annual report on Form 10-K for the year ended December 31, 2010 which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2011

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “Thomas & Betts,” “we,” “us,” “our” and the “Corporation” refer to Thomas & Betts Corporation and its consolidated subsidiaries.

TABLE OF CONTENTS
Page

Thomas & Betts Corporation	1
Where You Can Find More Information	2
Caution Regarding Forward-Looking Statements	3
Description of Common Stock	4
Description of Preferred Stock	5
Description of Debt Securities	6
Form of Debt Securities	12
Plan of Distribution	14
Validity of Securities	15
Experts	15

THOMAS & BETTS CORPORATION

Thomas & Betts Corporation is a leading designer and manufacturer of electrical components used to manage the connection, distribution, transmission and reliability of electrical products in industrial, construction, and utility markets.  We are also a leading producer of commercial heating and ventilation units used in commercial and industrial buildings and highly engineered steel structures, used  for utility transmission.  We have operations in over 20 countries.  Manufacturing, marketing and sales activities are concentrated primarily in North America and Europe.  We pursue growth through market penetration, new product development, and acquisitions.

We sell our products through the following channels:

•  electrical, utility, telephone, cable and heating, ventilation and air-conditioning distributors;

•  mass merchandisers, catalog merchandisers and home improvement centers; and

•  directly to original equipment manufacturers, utilities and certain end-users.

Thomas & Betts was first established in 1898 as a sales agency for electrical wires and raceways, and was incorporated and began manufacturing products in New Jersey in 1917.  We were reincorporated in Tennessee in 1996.  Our corporate offices are maintained at 8155 T&B Boulevard, Memphis, Tennessee 38125, and our telephone number at that address is 901-252-8000.  We maintain a website at www.tnb.com where general information about us is available.  We are not incorporating the contents of the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed February 16, 2011.

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed April 29, 2011.

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, filed July 29, 2011.

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, filed October 28, 2011.

•	Our Current Reports on Form 8-K filed January 25, 2011, February 28, 2011, March 2, 2011, May 6, 2011 and August 16, 2011.

You may request a copy of these filings at no cost, by writing or telephoning the office of W. David Smith, Jr., Assistant Corporate Secretary, Thomas & Betts Corporation, 8155 T&B Boulevard, Memphis, Tennessee 38125, Tel. (901) 252-8000.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking comments and statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts regarding Thomas & Betts Corporation and are subject to risks and uncertainties in our operations, business, economic and political environment.(a)  Forward-looking statements contain words such as:

• “achieve”	• “anticipates”	• “intends”
• “should”	• “expects”	• “predict”
• “could”	• “might”	• “will”
• “may”	• “believes”	• other similar expressions

Many factors could affect our future financial condition or results of operations. Accordingly, actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements contained in this Report. We undertake no obligation to revise any forward-looking statement included in the Report to reflect any future events or circumstances.

(a)	These risks and uncertainties, which are further explained in Item 1A. Risk Factors in our Form 10-K for the year ended December 31, 2010, include:

•	negative economic conditions could have a material adverse effect on our operating results and financial condition;

•
a significant reduction in the supply of commodity raw materials could materially disrupt our business and rising and volatile costs for commodity raw materials and energy could have a material adverse effect on our profitability; and

•	significant changes in customer demand due to increased competition could have a material adverse effect on our operating results and financial condition.

DESCRIPTION OF COMMON STOCK

The following description of our capital stock is based upon our amended and restated charter (“Amended and Restated Charter”), our amended and restated bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Amended and Restated Charter and Bylaws below.  The summary is not complete.  The Amended and Restated Charter is incorporated by reference in the registration statement for these securities that we have filed with the SEC and has been filed as an exhibit to our Form 10-K for the year ended December 31, 1999. The Amended and Restated Bylaws are incorporated by reference in this registration statement have been filed as an exhibit to our Current Report on Form 8-K on June 3, 2009.   You should read the Amended and Restated Charter  and Bylaws for the provisions that are important to you.

Certain provisions of the Tennessee Business Combination Act (“TBCA”), the Amended and Restated Charter and the Bylaws summarized in the following paragraphs may have an anti-takeover effect.  This may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

Authorized Capital Stock

Our Amended and Restated Charter authorizes us to issue 250 million shares of common stock, par value $ 0.10 per share, and 1 million shares of preferred stock, par value $0.10 per share.

Common Stock

As of October 24, 2011, there were 52,049,867 shares of common stock outstanding which were held of record by 2,300 shareholders.  The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor.  As a Tennessee corporation, we are subject to statutory limitation on the declaration and payment of dividends.  In the event of a liquidation, dissolution or winding up of Thomas & Betts, holders of our common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including holders of our indebtedness, all liabilities and the aggregate liquidation preferences of any outstanding shares of preferred stock.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.  The common stock is listed on the New York Stock Exchange.  The transfer agent and registrar for the common stock is Broadridge Corporate Issuer Solutions.

Certain Provisions of Thomas & Betts’ Amended and Restated Charter, Bylaws and Tennessee Law

Advance Notice of Proposals and Nominations

For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must deliver written notice within eight months following the previous year’s annual meeting in order to preserve their right to do so.

Limits on Special Meetings

Our Amended and Restated Charter and Bylaws do not permit any of our shareholders to call a special meeting, regardless of the percentage of voting stock held by such shareholders, nor can our shareholders call a special meeting by written consent.

Certain Anti-Takeover Effects of Tennessee Law

Under the Tennessee Business Combination Act, an interested shareholder of a Tennessee corporation (defined as any shareholder that beneficially owns 10% or more of a class of such a corporation’s voting stock) is prohibited from engaging in a business combination with such corporation for a period of five years from the date such shareholder becomes an interested shareholder, except if prior to such date, the corporation’s board of directors approves the business combination or the stock purchase that results in the shareholder becoming an interested shareholder.  After expiration of the five year period, the corporation and the interested shareholder may engage in a business combination if it is approved by two-thirds of the corporation’s disinterested shares or certain fair price standards are met.

DESCRIPTION OF PREFERRED STOCK

The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the shareholders.

The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement.  If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below.  Unless otherwise specified in the prospectus supplement relating to the preferred stock offered thereby, each series of preferred stock offered will rank in equal right of payment to all other series of our preferred stock, and holders thereof will have preemptive rights.  The preferred stock offered will, when issued, be fully paid and nonassessable.

You should read the applicable prospectus supplement for the terms of the preferred stock offered.  The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

•	the designation of the series of preferred stock, which may be by distinguishing number, letter or title;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•
the dividend rate or rates of such shares, the date at which dividends, if declared, will be payable, and whether or not such dividends are to be cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the amounts payable on shares of such preferred stock in the event of voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of such preferred stock

•	the terms and amount of any sinking fund or analogous fund providing for the purchase or redemption of the shares of such preferred stock, if any;

•	the voting rights, if any, granted to the holders of the shares of such preferred stock in addition to those required by Tennessee law or our charter;

•
whether the shares of preferred stock shall be convertible into shares of our common stock or any other class of our capital stock, and if convertible, the conversion price or prices, any adjustment thereof and any other terms and conditions upon which such conversion shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relating to the shares of preferred stock as may be permitted by Tennessee law or our charter;

•	any listing of such preferred stock on any securities exchange; and

•	a discussion of federal income tax considerations applicable to such preferred stock.

Our authorized shares of common stock and preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of the stock exchange or automated quotation system on which our securities may be listed or traded.  If the approval of our shareholders is not required for the issuance of shares of our common stock or preferred stock, our Board of Directors may determine to issue shares without seeking shareholder approval.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Thomas & Betts without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.  Our Board of Directors could make any determination to issue such shares based on its judgment as to the best interests of Thomas & Betts and our shareholders.  Our Board of Directors, in so acting, could issue preferred stock having terms that could discourage an attempt to acquire us, including tender offers or other transactions that some, or a majority, of our shareholders might believe to be in their best interests, or as a result of which our shareholders might receive a premium for their stock over the then current market price of such stock.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities.  The debt securities will be issued under a trust indenture, dated as of August 1, 1998, (the “Indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee.  When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus.  The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the Indenture.  The summary is not complete.  The Indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC.  You should read the Indenture for the provisions which may be important to you.  The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The Indenture will not limit the amount of debt securities which we may issue.  We may issue debt securities up to an aggregate principal amount as we may authorize from time to time.  The prospectus supplement will describe the terms of any debt securities being offered, including:

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertability provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any United States federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Events of Default

When we use the term “Event of Default” under the Indenture with respect to debt securities of any series, here are some examples of what we mean:

(1)	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days;

(2)	default in paying principal, or premium, if any, on, the debt securities when due;

(3)
default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 60 days after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 50% in aggregate principal amount of the outstanding debt securities of that series;

(4)	default in the deposit of any sinking fund payment when and as due by the terms of the debt securities;

(5)	certain events in bankruptcy, insolvency, reorganization or similar proceedings with respect to Thomas & Betts; or

(6)	any other Events of Default set forth in the prospectus supplement.

If an Event of Default (other than an Event of Default related to bankruptcy, insolvency or reorganization in respect of us, as specified in clause (5) above) with respect to Thomas & Betts under the Indenture occurs and is continuing, then the Trustee or holders of not less than 50% in aggregate principal amount of the outstanding debt securities of that series may, by written notice (and to the Trustee if given by Holders), require us to repay  immediately the entire principal amount of the outstanding debt securities of that series.

If an Event of Default related to bankruptcy, insolvency or reorganization in respect of us, as specified in clause (5) above, occurs, the principal amount of all outstanding debt securities of each series will become due and payable without any declaration or other act on the part of the trustee or the holders.

After a declaration of acceleration with respect to the debt securities of such series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default with respect to the debt securities of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs.  If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity satisfactory to the trustee.  Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

Holders of at least 50% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have made written request, and offered satisfactory indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice.  In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series.  These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

The trustee will, within 90 days after any Event of Default occurs, give notice of the Event of Default to the holders of the debt securities of that series, unless the Event of Default was already cured or waived.  Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if a determination is made in good faith by the board of directors, the executive committee, a trust committee of directors or responsible officers of the trustee that the withholding of notice is in the interest of the holders.  In addition, with respect to an Event of Default of the character specified in clause (3) above, no notice to holders will be given until at least 60 days after the occurrence such Event of Default.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the Indenture.

Modification, Amendment and Waiver

The Indenture may be amended, modified or supplemented without the consent of any holder of debt securities in order to:

•	evidence the succession of another person to us and the assumption by any such successor of the covenants in the Indenture and the debt securities;

•	provide for the assumption of our obligations in the case of a merger or consolidation;

•	add to the covenants of the Thomas & Betts for the benefit of the holders of debt securities or to surrender any right or power herein conferred upon Thomas & Betts;

•	add any additional Events of Default with respect to debt securities;

•
change or eliminate any of the provisions of the Indenture, provided that any such change or elimination will become effective only when there is no outstanding debt securities outstanding of any series created prior to the execution of the supplemental indenture which is entitled to the benefit of that provision;

•	secure the debt securities of a series;

•	cure ambiguities, defects or inconsistencies;

•
add to or change any of the provisions to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	establish the form or forms of debt securities of any series;

•
evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture to provide for or facilitate the administration of the trusts by more than one trustee;

•	add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	supplement any of the provisions of to permit or facilitate the defeasance and discharge of any series of debt securities; or

•	make any change that does not adversely affect the rights of any holder.

Other amendments or modifications of the Indenture or the debt securities may be made by us and the trustee with the consent of the holders of not less than a majority in principal amount of each series of debt securities to be affected by the amendment or modification. However, no such modification or amendment may, without the consent of the holder of each debt security affected:

•	change the maturity of the principal of, or any installment of interest on, the debt securities;

•	reduce the principal amount of, rate of interest on, or premium payable upon the redemption of, on the debt securities;

•	change the place of payment where, or the currency in which, the debt securities or the interest or any premium is paid;

•	impair the right to institute suit for the enforcement of any payment on the debt securities; or

•	reduce the percentage in principal amount of outstanding debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action.

Merger and Consolidation

The Indenture does not prevent any consolidation or merger of us with or into any other person, or successive consolidations or mergers in which we or our successor or successors may be a party, or any conveyance, transfer or lease of our property as an entirety or substantially as an entirety, to any person, provided that:

•
the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance, transfer, or lease our properties and assets, as, or substantially as, an entirety (the “surviving entity”) will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•
the surviving entity will expressly assume the due and punctual payment of the principal of (and premium, if any), interest on and any additional amounts with respect to all the debt securities and the performance of every covenant of the Indenture to be performed or observed on our part;

•	immediately after giving effect to such transaction, no default has occurred and is continuing; and

•
we will have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

If any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the company as, or substantially as, an entirety to any person occurs, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of, Thomas & Betts under the Indenture with the same effect as if the successor corporation has been named as Thomas & Betts. Except in the case of a lease to another person, Thomas & Betts will be relieved of all obligations and covenants under the Indenture and the debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the Indenture, when:

•	either:

–	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

–
all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year (“discharge”) or, if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal (and premium, if any), interest and any additional amounts;

•	we have paid or caused to be paid all other sums then due and payable under the Indenture; and

•
we have delivered to the trustee an officers’ certificate or an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

We may elect to have our obligations under the Indenture discharged with respect to the outstanding debt securities of any series (“defeasance”).  Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series and to have satisfied all of our obligations under the debt securities and the Indenture, except for:

•	the rights of holders of the debt securities to receive, solely from the trust fund, principal (and premium, if any), interest, if any, on and any additional amounts when due;

•
our obligations with respect to the debt securities concerning the issuance of temporary debt securities; registration and transfer of debt securities; replacement of mutilated, destroyed, lost or stolen debt securities; compensation of the trustee from time to time for its services rendered under the Indenture; maintenance of an office or agency for payment; and holding in trust sums sufficient for the payment of additional amounts, if any;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the Indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the Indenture (“covenant defeasance”).  Any omission to comply with these obligations will not constitute an Event of Default with respect to the debt securities of any series.  In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

–	money in dollars or in such foreign currency in which the debt securities are payable in at stated maturity;

–	Government Obligations; or

–	a combination of money and Government Obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, (a) the principal of (and premium, if any) and interest on the outstanding debt securities of such series at maturity and (b) any mandatory sinking fund payments or analogous payments applicable to the outstanding debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of the debt securities.  Before such deposit, we may make arrangements satisfactory to the trustee for the redemption of any series of debt securities at a future date in accordance with any redemption provisions contained in the supplemental indenture relating to such series, which shall be given effect in applying the foregoing;

•
in the case of defeasance, (i) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to the same federal income tax as would be the case if the covenant defeasance had not occurred;

•
no Event of Default or event with which notice of lapse of time or both would become an Event of Default with respect to the debt securities of that series has occurred and is continuing at the time of such deposit with respect to such defeasance only, at any time during the period ending on the 123rd day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 123rd day;

•	such defeasance or covenant defeasance will not cause the trustee to have a conflicting interest for the purposes of the Trust Indenture Act with respect to any of our securities;

•
such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party, or by which we are bound;

•	such defeasance or covenant defeasance will not cause any securities listed on any registered national stock exchange under the Securities Exchange Act of 1934, as amended, to be deleted;

•	such defeasance or covenant defeasance will be effected in compliance with any additional terms, conditions or limitations which may be imposed on us in connection therewith; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon Trust Company, N.A.

FORM OF DEBT SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.  Certificated securities in definitive form and global securities will be issued in registered form.  Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.  Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities.  The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities.  We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee.  In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities.  Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities.  We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants.  Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants.  Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.  Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.  The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form.  These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture.  Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture.  Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.  We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, (and premium, if any), interest payments and additional amounts, if any, on debt securities  represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security.  None of Thomas & Betts, the trustee or any other agent of Thomas & Betts, or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary.  We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary.  Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs.  It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

The securities described in this prospectus may be sold in any of the following ways: (1) through underwriters or dealers; (2) through agents; or (3) directly to one or more purchasers (through a specific bidding or auction process or otherwise).

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.  If a dealer is utilized to sell the securities, we will sell such securities to the dealer as principal.  The dealer may then resell such securities to the public at varying prices to be determined by such dealer at any time of resale.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act.  Any such underwriter, dealer or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement.

Offers to purchase the securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.  The terms of any such sales will be described in the prospectus supplement relating thereto, including the terms of any bidding or auction process.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for the solicitation of such contracts.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any series of debt securities or preferred stock on a national securities exchange.  If debt securities or preferred stock of any series are sold to or through underwriters, the underwriters may make a market in such securities, as permitted by applicable laws and regulations.  No underwriter would be obligated, however, to make a market in such securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriters.  Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the debt securities or preferred stock of any series.

Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by W. David Smith, Jr., Assistant General Counsel and Assistant Secretary of Thomas & Betts Corporation and Davis Polk & Wardwell LLP, and by counsel for any underwriters, dealers and agents.

EXPERTS

The consolidated financial statements of Thomas & Betts Corporation and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 (which is included in Management’s Report of Internal Control over Financial Reporting), included in our Annual Report on Form 10-K for the year ended December 31, 2010, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2010 contains an explanatory paragraph that states that management has excluded from its assessment of internal control over financial reporting a company that Thomas & Betts Corporation acquired in 2010.  This company represented approximately 4.9% of the Corporation’s total assets as of December 31, 2010 and approximately 0.4% of its 2010 net sales.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$	*
Printing		**
Legal fees and expenses (including Blue Sky fees)		**
Trustee fees		**
Rating Agency fees		**
Accounting fees and expenses		**
Miscellaneous		**
TOTAL	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	These fees are calculated based on the number of issuances and amount of securities offered andaccordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers

Article VIII of our Amended and Restated Charter provides:

Limitation of Director Liability. No person who is or was a director of the corporation, or such person’s heirs, executors or administrators, shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under the Tennessee Business Corporation Act. Any repeal or modification of the provisions of this Article VIII, directly or by the adoption of an inconsistent provision of this Charter, shall not adversely affect any right or protection in favor of a particular individual at the time of such repeal or modification.

Sections 48-18-501 through 509 of the Tennessee Business Corporation Act (“Sections 48-18-501 through 509”) authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Article 5 of our by-laws provides:

Section 1. Indemnification of Officers and Directors. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the Tennessee Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Tennessee Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Tennessee Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Non-Exclusivity of Rights; Continuation of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Tennessee Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

Section 4. Insurance. The Corporation maintains standard policies of insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Business Corporation Act.

The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors and officers of the Corporation by the underwriters against certain liabilities.

Item 16.  Exhibits and Financial Statement Schedules

(a)The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1	Form of Underwriting Agreement (Debt)

1.2	Form of Underwriting Agreement (Equity)*

4.1
Amended and Restated Charter of Thomas & Betts Corporation (Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Thomas & Betts Corporation (Filed as Exhibit 1 to the Registrant’s Current Report on Form 8-K dated June 3, 2009, and incorporated herein by reference)

4.3	Trust Indenture dated as of August 1, 1998 between Thomas & Betts Corporation and The Bank of New York, as Trustee

4.4	Form of Note (included in Exhibit 4.3)

4.5
Supplemental Indenture No. 1 dated February 10, 1999, between Thomas & Betts Corporation and The Bank of New York, as Trustee (Filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated February 12, 1999 and incorporated herein by reference)

4.6
Supplemental Indenture No. 2 dated May 27, 2003, between Thomas & Betts Corporation and The Bank of New York, as Trustee (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated May 27, 2003 and incorporated herein by reference)

4.7
Form of Supplemental Indenture No. 3 between Thomas & Betts Corporation and The Bank of New York Mellon Trust Company, N.A. (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated November 16, 2009 and incorporated herein by reference)

5	Opinion of W. David Smith, Jr., Assistant General Counsel and Assistant Secretary of Thomas & Betts Corporation

12	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of W. David Smith, Jr., Assistant General Counsel and Assistant Secretary of Thomas & Betts Corporation (included in Exhibit 5)

24	Power of Attorney (included on the signature page of the Registration Statement)

25	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Trust Indenture dated August 1, 1998
_____________
* To be filed by Form 8-K

Item 17.  Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)        Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or person controlling the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on November 4, 2011.

THOMAS & BETTS CORPORATION
By:	/s/ William E. Weaver, Jr.
William E. Weaver, Jr. Senior Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dominic J. Pileggi, William E. Weaver, Jr., J.N. Raines, and W. David Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominic J. Pileggi	Chairman, Chief Executive Officer and Director (principal executive officer)	November 4, 2011
Dominic J. Pileggi

/s/ William E. Weaver, Jr.	Senior Vice President and Chief Financial Officer (principal financial and principal accounting officer)	November 4, 2011
William E. Weaver, Jr.

/s/ Michael L. Ducker	Director	November 4, 2011
Michael L. Ducker

/s/ Jeananne K. Hauswald	Director	November 4, 2011
Jeananne K. Hauswald

/s/ Dean Jernigan	Director	November 4, 2011
Dean Jernigan

/s/ Ronald B. Kalich, Sr.	Director	November 4, 2011
Ronald B. Kalich, Sr.

/s/ Kenneth R. Masterson	Director	November 4, 2011
Kenneth R. Masterson

Signature	Title	Date

/s/ Jean-Paul Richard	Director	November 4, 2011
Jean-Paul Richard

/s/ Rufus H. Rivers	Director	November 4, 2011
Rufus H. Rivers

/s/ Kevin L. Roberg	Director	November 4, 2011
Kevin L. Roberg

/s/ David D. Stevens	Director	November 4, 2011
David D. Stevens

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement (Debt)

1.2	Form of Underwriting Agreement (Equity)*

4.1
Amended and Restated Charter of Thomas & Betts Corporation (Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Thomas & Betts Corporation (Filed as Exhibit 1 to the Registrant’s Current Report on Form 8-K dated June 3, 2009, and incorporated herein by reference)

4.3	Trust Indenture dated as of August 1, 1998 between Thomas & Betts Corporation and The Bank of New York, as Trustee

4.4	Form of Note (included in Exhibit 4.3)

4.5
Supplemental Indenture No. 1 dated February 10, 1999, between Thomas & Betts Corporation and The Bank of New York, as Trustee (Filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated February 12, 1999 and incorporated herein by reference)

4.6
Supplemental Indenture No. 2 dated May 27, 2003, between Thomas & Betts Corporation and The Bank of New York, as Trustee (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated May 27, 2003 and incorporated herein by reference)

4.7
Form of Supplemental Indenture No. 3 between Thomas & Betts Corporation and The Bank of New York Mellon Trust Company, N.A. (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated November 16, 2009 and incorporated herein by reference)

5	Opinion of W. David Smith, Jr., Assistant General Counsel and Assistant Secretary of Thomas & Betts Corporation

12	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of W. David Smith, Jr., Assistant General Counsel and Assistant Secretary of Thomas & Betts Corporation (included in Exhibit 5)

24	Power of Attorney (included on the signature page of the Registration Statement)

25	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Trust Indenture dated August 1, 1998
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* To be filed by Form 8-K